EXHIBIT 99.1

ONLINE HOLDINGS, INC. - common stock

Subscription Agreement

Investment

I desire to purchase _________________ shares of Online Holdings, Inc at $0.125 per share for a total of $__________________________

Make Checks Payable to: Escrow Specialists. Online Holdings, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

Investor 1 (First, Middle I., Last):

_________________________________________________________________________________________

Investor 2 (First, Middle I. Last):

_________________________________________________________________________________________

Registration for the Investment (how the investment should be titled):

_________________________________________________________________________________________

Investor Residence Address 1:

_________________________________________________________________________________________

Check one of the following: [ ] U.S. Citizen Resident [ ] Alien [ ] U.S. Citizen residing outside the U.S.

[ ] Foreign Resident; Country ________

Investor Residence Address 2:

_________________________________________________________________________________________

City, State ZIP Code

_________________________________________________________________________________________

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number Taxpayer Identification Number (if applicable)

___________________________________________________________________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

____________________________________________________________________________________________

Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1 ___________________________________ Date:_________________________

Authorized Signature of Investor 2 __________________________________ Date:__________________________

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____ _____________________________________________

Authorized Representative of the Company